UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2021

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value and attached Share Purchase Rights	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 16, 2021, Bank of Marin Bancorp (Nasdaq: BMRC), parent company of Bank of Marin, entered into an Agreement to Merge and Plan of Reorganization (the “Agreement”) with American River Bankshares (Nasdaq: AMRB), parent company of American River Bank, pursuant to which, among other things, (I) AMRB would merge with and into BMRC, with BMRC surviving, and thereafter (II) American River Bank would merge with and into Bank of Marin, with Bank of Marin surviving.

In accordance with the Agreement, effective at the close of business on August 6, 2021, the merger of AMRB with and into BMRC was completed, followed thereafter at 12:05 AM on August 7, 2021, by the merger of American River Bank with and into Bank of Marin, with Bank of Marin surviving, (collectively the "Merger").

Pursuant to the Agreement, each outstanding share of AMRB common stock was converted into the right to receive 0.575 ("Exchange Ratio") of a share of BMRC common stock. No fractional shares of BMRC were issued, and cash in lieu of such fractions was paid at the rate of $33.59 per fractional BMRC share.

At the effective time of the Merger, each unvested restricted stock award outstanding vested, and was treated as any other outstanding share of AMRB common stock, entitled to receive the merger consideration. In addition, each AMRB stock option, whether or not then exercisable, that was outstanding immediately prior to the effective time was canceled and exchanged for the right to receive an amount of cash equal to the product of (x) the total number of shares of AMRB common stock subject to such option and (y) the excess, if any, of (A) the product of (1) $33.59, and (2) the Exchange Ratio, over (B) the exercise price per share under such option, less applicable taxes required to be withheld with respect to such payment.

BMRC will issue approximately 3.4 million shares of BMRC common stock valued at $36.15 per share on August 6, 2021, the last trading day prior to consummation of the Merger. The value of the total merger consideration, including the cash paid for outstanding AMRB stock options, was approximately $125 million.

AMRB had total assets of $906.1 million, total deposits of $787.7 million, and total loans of $434.2 million as of June 30, 2021. These amounts were subject to fair value adjustments upon the effective time of the merger. With the addition of AMRB, on a pro forma combined basis, Bank of Marin Bancorp would have total assets of approximately $4.0 billion, total loans outstanding of $2.2 billion (excluding SBA Paycheck Protection Program loans) and total deposits of $3.5 billion as of June 30, 2021 (unaudited and excluding purchase accounting adjustments).

The foregoing description of the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibit 2.1 to BMRC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2021, and incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Director

On August 9, 2021 Bancorp announced that two new directors were added to the Boards of Directors of BMRC and the Bank, effective immediately. The two new directors are Charles D. Fite, and Nicolas Anderson. With these additions, the BMRC and Bank Boards are now comprised of 14 directors. Subject to fiduciary duties of the BMRC Board, BMRC is required to include Messrs. Fite and Anderson on the list of nominees for director presented by the BMRC Board and for which the BMRC Board will solicit proxies in connection with BMRC’s 2022 annual meeting of shareholders. Messrs. Fite and Anderson have not yet been appointed to any committees of the BMRC Board. A description of BMRC’s standard non-employee director compensation arrangements is contained under the heading “Director Compensation” in BMRC’s definitive proxy statement on Schedule 14A filed with the SEC on June 8, 2021.

The Press Release announcing the appointment of Charles D. Fite and Nicolas Anderson is attached as Exhibit 99.1 and incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events

On August 9, 2021, Bancorp issued a press release announcing that it completed the acquisition of American River Bankshares on August 6, 2021.

The Press Release announcing the merger is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The audited consolidated balance sheets of American River Bankshares as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2020, the notes thereto and the Report of Independent Registered Public Accounting Firm were previously included as part of Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-257025) as filed by BMRC on June 21, 2021, and declared effective on June 23, 2021 (the “Registration Statement”).

The unaudited balance sheets of American River Bankshares as of March 31, 2021, and 2020, the related unaudited consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows of American River Bankshares for the three-month periods ended March 31, 2021 and 2020 and the related notes thereto were previously included as part of the Registration Statement.

(b) Pro forma financial information

The unaudited pro forma condensed combined balance sheet of Bank of Marin Bancorp and American River Bankshares as of March 31, 2021, and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2021, and the year ended December 31, 2020, and the related notes thereto were previously included as part of the Registration Statement.

(d)    Exhibits.

Exhibit No.	Description

2.1*
Agreement to Merge and Plan of Reorganization, dated April 16, 2021, by and between Bank of Marin Bancorp and American River Bankshares incorporated by reference to Exhibit 2.1 to BMRC’s Form 8-K filed April 19, 2021

99.1	Press release dated August 9, 2021
*Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplemental to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 9, 2021	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer